Exhibit 99.1

CONTACT:

Myesha Edwards

Corporate Communications and Investor Relations

(650) 745-7829

Carolyn Wang

WCG

(415) 225-5050

Hyperion Therapeutics Terminates DiaPep277® Program

Company Discovers Serious Misconduct by Andromeda Biotech Ltd.

Company to Host Conference Call Today at 9:00 a.m. ET (6:00 a.m. PT)

Brisbane, Calif. – September 8, 2014 – Hyperion Therapeutics, Inc. (NASDAQ: HPTX) today announced it is terminating development of DiaPep277® for newly diagnosed Type 1 diabetes. The company has uncovered evidence that certain employees of Andromeda Biotech, Ltd., which Hyperion acquired in June 2014, engaged in serious misconduct, including collusion with a third-party biostatistics firm in Israel to improperly receive un-blinded DIA-AID 1 trial data and to use such data in order to manipulate the analyses to obtain a favorable result. Additional evidence indicates that the biostatistics firm and certain Andromeda employees continued the improper practice of sharing and examining un-blinded data from the ongoing DIA-AID 2 trial. All of these acts were concealed from Hyperion and others. The Company has suspended the Andromeda employees known to be involved, is notifying relevant regulatory authorities, and continues to investigate in order to explore its legal options. Hyperion employees were not involved in any of the improper conduct.

“This new information leaves us with no viable regulatory path forward,” said Donald J. Santel, president and chief executive officer. “We’re shocked and disheartened at the serious misconduct and deceit by the implicated Andromeda employees, both before and after the close of our transaction. Patients and clinical investigators invested years of their lives in the expectation of an honest result. We will be engaging with clinical investigators and are prepared to complete the DIA-AID 2 trial because the data may still yield useful insights into the natural history of Type 1 diabetes. However, we will not invest further in DiaPep277 beyond completing the DIA-AID 2 trial and meeting our obligations to close out the investigational program as a whole.”

The last patient visit in the DIA-AID 2 trial is anticipated to occur in the fourth quarter of 2014. The company expects to record a non-cash impairment charge in the range of $25 million to 55 million.

Conference Call and Webcast

Hyperion’s management will host a conference call to discuss this news beginning at 9:00 a.m. EDT/6:00 a.m. PDT today, Monday, September 8, 2014.

To access the live teleconference, please dial (877) 847-7188 (U.S.) or (408) 427-3787 (International) and reference the conference ID# 99077659. To access the webcast and replay, please go to the Events & Presentation page on the Investors section of the company’s web site at www.hyperiontx.com.

About Hyperion Therapeutics

Hyperion Therapeutics, Inc. is a commercial-stage biopharmaceutical company committed to developing and delivering life-changing treatments for orphan diseases. The company’s first commercial product, RAVICTI® (glycerol phenylbutyrate) Oral Liquid, was approved in February 2013 and is currently being marketed in the United States. The company also owns worldwide rights to BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, which it markets in the U.S. The compound is also marketed internationally through business partners. In addition, the company is developing glycerol phenylbutyrate for the potential treatment of hepatic encephalopathy. For more information, please visit www.hyperiontx.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Hyperion, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, among others, expectations about future development efforts or spending on the DiaPep277 program, the timing of completion of the DIA-AID 2 trial and the amount of an impairment charge. Hyperion undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties relating to the business of the company in general, see the “Risk Factors” section of Hyperion’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2014, and in any subsequent filings with the Securities and Exchange Commission.

###